BlackRock Liquidity Funds: Treasury Trust Fund

File Number:

CIK Number:

For the Period Ended:
10/31/2008

Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2007 through October 31, 2008.

The information will be in the following order:

SALES (IN THOUSANDS)
TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

03/17/08
$ 100,000
TREASURY BILL
0.50
03/20/08

03/17/08
$ 70,000
TREASURY BILL
0.35
03/27/08

03/20/08
$ 50,000
TREASURY BILL
0.15
03/27/08

03/24/08
$ 37,286
TREASURY BILL
0.39
03/27/08

03/27/08
$ 75,000
TREASURY BILL
0.55
04/03/08

03/31/08
$ 12,803
TREASURY BILL
0.75
04/03/08

04/28/08
$ 75,000
TREASURY BILL
0.86
05/08/08

05/22/08
$ 25,000
TREASURY BILL
1.65
05/29/08

07/29/08
$ 60,000
TREASURY BILL
1.50
08/07/08

08/21/08
$ 50,000
TREASURY BILL
1.55
09/04/08

PURCHASES (IN THOUSANDS)
TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

12/10/07
$ 37,000
Treasury Bill
3.14
06/12/08

12/13/07
$ 25,000
Treasury Note
4.63
03/31/08

01/04/08
$ 85,000
TREASURY BILL
3.13
04/10/08

01/07/08
$ 100,000
TREASURY BILL
3.45
01/10/08

01/14/08
$ 40,000
TREASURY BILL
3.08
02/28/08

02/05/08
$ 75,000
TREASURY BILL
2.21
03/06/08

02/12/08
$ 65,000
TREASURY BILL
2.45
03/13/08

03/03/08
$ 68,000
TREASURY BILL
2.14
04/03/08

03/18/08
$ 30,000
TREASURY BILL
0.98
06/19/08

03/24/08
$ 33,000
TREASURY BILL
1.03
06/26/08

03/31/08
$ 35,000
TREASURY BILL
1.33
07/03/08

05/06/08
$ 60,000
TREASURY BILL
1.49
06/05/08

05/06/08
$ 125,000
TREASURY BILL
1.55
06/05/08

05/07/08
$ 30,000
TREASURY BILL
1.64
07/10/08

05/07/08
$ 30,000
TREASURY BILL
1.63
07/10/08

08/06/08
$ 75,000
TREASURY BILL
1.36
08/07/08

10/01/08
$ 80,000
TREASURY BILL
0.90
11/13/08

10/02/08
$ 100,000
TREASURY BILL
0.40
11/13/08